Exhibit 99.1
Everspin Reports Unaudited Fourth Quarter and Full Year 2025 Financial Results
Chandler, AZ, March 4, 2026—Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025.
“Our fourth quarter results were driven by continued strength in Data Center, Energy Management, and Industrial Automation applications,” said Sanjeev Aggarwal, President and Chief Executive Officer. “Consistent with our revenue growth in 2025, we had 238 design wins, up from 178 in the prior year. These design wins are expected to ramp to production in 2026 and 2027.”
Fourth Quarter 2025 Results
•Total revenue of $14.8 million, compared to $13.2 million in the fourth quarter of 2024.
•MRAM product sales, which include both Toggle and STT-MRAM revenue, of $13.5 million, compared to $11.0 million in the fourth quarter of 2024.
•Licensing, royalty, patent, and other revenue of $1.3 million, compared to $2.2 million in the fourth quarter of 2024.
•Gross margin of 50.8%, compared to 51.3% in the fourth quarter of 2024.
•GAAP operating expenses of $8.6 million, compared to $8.4 million in the fourth quarter of 2024.
•Interest and Other income, net of $2.4 million, compared to $2.6 million in the fourth quarter of 2024.
•GAAP net income of $1.2 million, or $0.05 per diluted share, compared to net income of $1.2 million, or $0.05 per diluted share, in the fourth quarter of 2024.
•Non-GAAP net income of $2.6 million, or $0.11 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.13 per diluted share, in the fourth quarter of 2024.
Full Year 2025 Results
•Total revenue of $55.2 million, compared to $50.4 million in 2024.
•MRAM product sales, which include both Toggle and STT-MRAM revenue, of $48.3 million, compared to $42.2 million in 2024.
•Licensing, royalty, patent, and other revenue of $6.9 million, compared to $8.2 million in 2024.
•Gross margin of 51.2%, compared to 51.8% in 2024.
•GAAP operating expenses of $34.8 million, compared to $33.2 million in 2024.
•Interest and Other income, net of $6.1 million, compared to $7.8 million in 2024.
•GAAP net loss of $0.6 million, or $(0.03) per diluted share, compared to net income of $0.8 million, or $0.04 per diluted share, in 2024.
•Non-GAAP net income of $5.2 million, or $0.22 per diluted share, compared to non-GAAP net income of $7.5 million, or $0.34 per diluted share, in 2024.
•Cash and cash equivalents as of December 31, 2025, increased to $44.5 million.

“We delivered solid fourth quarter results in line with our expectations, driven by continued growth in product revenue. Our strong balance sheet and healthy liquidity position allows us to allocate capital strategically—investing in high-return growth opportunities while continuing to maintain disciplined cost management. We remain focused on consistent execution and driving long-term shareholder value,” said Bill Cooper, Everspin’s Chief Financial Officer.

Business Outlook
For the first quarter 2026, Everspin expects total revenue in a range of $14.0 million to $15.0 million and GAAP net loss per diluted share to be between ($0.03) and net income of $0.02. Non-GAAP net income per diluted share is anticipated to be between $0.07 and $0.12.
A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of Everspin’s common stock, and Everspin’s future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to Everspin’s results computed in accordance with GAAP. This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as public health-related events or outbreaks, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including general market and semiconductor industry volatility, and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC.
Use of Non-GAAP Financial Measures
Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Non-GAAP financial measures including gross profit, gross margin, operating expenses, operating income (loss), operating margin, net income (loss), and earnings-per-share which are defined as the GAAP financial measures excluding the effect of stock-based compensation charges. Everspin’s GAAP tax rate is effectively zero due to net operating loss carryforwards, thus a Non-GAAP tax rate is not included as a Non-GAAP financial measure.
Everspin’s management and board of directors use these non-GAAP measures to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that these non-GAAP measures provide useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. These non-GAAP financial measures should be considered in addition to, not as superior to, or as a substitute for, financial measures reported in accordance with GAAP. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.
Conference Call
Everspin will host a conference call for analysts and investors on Wednesday, March 4, 2026, at 5:00 p.m. Eastern Time.
Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.
The live webcast of the call will be accessible on Everspin’s website at investor.everspin.com. Approximately two hours after the conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of Everspin’s website for twelve months.
About Everspin Technologies, Inc.
Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for first quarter 2026 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025, and its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations:
Monica Gould
The Blueshirt Group
T: 212-871-3927
ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.
Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$44,450	$42,097
Accounts receivable, net	8,101	11,722
Inventory	10,734	9,110
Prepaid expenses and other current assets	1,877	1,272
Total current assets	65,162	64,201
Property and equipment, net	14,140	3,220
Intangible assets, net	1,714	3,416
Right-of-use assets	3,251	4,549
Other assets	342	2,403
Total assets	$84,609	$77,789

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,180	$2,278
Accrued liabilities	3,651	2,449
Deferred revenue	—	78
Lease liabilities, current portion	1,381	1,306
Contract obligations	1,472	2,034
Software liabilities, current portion	1,769	1,769
Total current liabilities	13,453	9,914
Lease liabilities, net of current portion	1,956	3,336
Software liabilities, net of current portion	15	1,784
Long-term income tax liability	268	162
Total liabilities	$15,692	$15,196
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 22,977,797 and 22,059,697 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2	2
Additional paid-in capital	206,370	199,460
Accumulated deficit	(137,455)	(136,869)
Total stockholders’ equity	68,917	62,593
Total liabilities and stockholders’ equity	$84,609	$77,789

EVERSPIN TECHNOLOGIES, INC.
Statements of Income and Comprehensive (Loss) Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Product sales	$13,485	$11,013	$48,292	$42,203
Licensing, royalty, patent, and other revenue	1,318	2,230	6,910	8,199
Total revenue	14,803	13,243	55,202	50,402
Cost of product sales	7,115	5,823	25,938	22,812
Cost of licensing, royalty, patent, and other revenue	173	622	1,022	1,464
Total cost of sales	7,288	6,445	26,960	24,276
Gross profit	7,515	6,798	28,242	26,126
Operating expenses:
Research and development	3,566	3,427	14,085	13,686
General and administrative	3,382	3,488	14,552	14,141
Sales and marketing	1,637	1,440	6,113	5,390
Total operating expenses	8,585	8,355	34,750	33,217
Loss from operations	(1,070)	(1,557)	(6,508)	(7,091)
Interest income	383	441	1,646	1,766
Other income, net	2,011	2,204	4,405	6,066
Net (loss) income before income taxes	1,324	1,088	(457)	741
Income tax (expense) benefit	(128)	126	(129)	40
Net (loss) income and comprehensive (loss) income	$1,196	$1,214	$(586)	$781
Net (loss) income per common share:
Basic	$0.05	$0.06	$(0.03)	$0.04
Diluted	$0.05	$0.05	$(0.03)	$0.04
Weighted average shares of common stock outstanding:
Basic	22,901,116	21,979,502	22,568,253	21,642,793
Diluted	23,846,445	22,274,287	22,568,253	22,156,420

EVERSPIN TECHNOLOGIES, INC.
Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(586)	$781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,212	1,731
Gain on sale of property and equipment	(25)	—
Stock-based compensation	5,776	6,713
Changes in operating assets and liabilities:
Accounts receivable	3,621	(168)
Inventory	(1,624)	(719)
Prepaid expenses and other current assets	(605)	(284)
Other assets	360	(492)
Accounts payable	(501)	(374)
Accrued liabilities	806	(1,939)
Deferred revenue	(78)	(258)
Contract obligations	(562)	2,034
Lease liabilities, net	60	74
Long-term income tax liability	106	—
Net cash provided by operating activities	9,960	7,099
Cash flows from investing activities
Purchases of property and equipment	(6,838)	(3,049)
Purchases of intangible assets	(1,836)	(11)
Net cash used in investing activities	(8,674)	(3,060)
Cash flows from financing activities
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	1,134	1,178
Payments on finance leases	(67)	(66)
Net cash provided by financing activities	1,067	1,112
Net increase in cash and cash equivalents	2,353	5,151
Cash and cash equivalents at beginning of period	42,097	36,946
Cash and cash equivalents at end of period	$44,450	$42,097
Supplementary cash flow information:
Cash paid for taxes	$38	$202
Operating cash flows paid for operating leases	$1,415	$1,399
Financing cash flows paid for finance leases	$67	$66
Non-cash investing and financing activities:
Internal-use software asset obtained in exchange for software liabilities	$—	$3,564
Right-of-use assets obtained in exchange for finance lease liabilities	$—	$297
Purchases of property and equipment in accounts payable and accrued liabilities	$3,982	$182

EVERSPIN TECHNOLOGIES, INC.
Supplemental Annual Financial Results
(In thousands, except per share amounts)
(Unaudited)

	GAAP Financial Results
	Three Months Ended			Three Months Ended		Year Ended
	December 31,			September 30,		December 31,
	2025	2024	Y/Y	2025	Q/Q	2025	2024	Y/Y
Revenue	$14,803	$13,243	12%	$14,060	5%	$55,202	$50,402	10%
Gross Profit	$7,515	$6,798	11%	$7,206	4%	$28,242	$26,126	8%
Gross Margin	50.8%	51.3%	Down 0.5 ppts	51.3%	Down 0.5 ppts	51.2%	51.8%	Down 0.6 ppts

Operating Expenses	$8,585	$8,355	3%	$8,751	(2)%	$34,750	$33,217	5%
Operating Income (Loss)	$(1,070)	$(1,557)	31%	$(1,545)	31%	$(6,508)	$(7,091)	8%
Operating Margin	(7.2)%	(11.8)%	Up 4.6 ppts	(11.0)%	Up 3.8 ppts	(11.8)%	(14.1)%	Up 2.3 ppts

Interest and Other Income (Loss)	$2,394	$2,645	(9)%	$1,596	50%	$6,051	$7,832	(23)%
Net Income (Loss)	$1,196	$1,214	(1)%	$54	2115%	$(586)	$781	(175)%
Diluted Earnings Per Share	$0.05	$0.05	—%	$0.00	100%	$(0.03)	$0.04	(174)%

	Non-GAAP Financial Results
	Three Months Ended			Three Months Ended		Year Ended
	December 31,			September 30,		December 31,
	2025	2024	Y/Y	2025	Q/Q	2025	2024	Y/Y
Revenue	$14,803	$13,243	12%	$14,060	5%	$55,202	$50,402	10%
Gross Profit	$7,672	$6,982	10%	$7,367	4%	$28,907	$26,913	7%
Gross Margin	51.8%	52.7%	Down 0.9 ppts	52.4%	Down 0.6 ppts	52.4%	53.4%	Down 1 ppts

Operating Expenses	$7,369	$6,935	6%	$7,505	(2)%	$29,639	$27,291	9%
Operating Income (Loss)	$303	$47	545%	$(138)	320%	$(732)	$(378)	(94)%
Operating Margin	2.0%	0.4%	Up 1.6 ppts	(1.0)%	Up 3 ppts	(1.3)%	(0.7)%	Down 0.6 ppts

Interest and Other Income (Loss)	$2,394	$2,645	(9)%	$1,596	50%	$6,051	$7,832	(23)%
Net Income (Loss)	$2,569	$2,819	(9)%	$1,461	76%	$5,190	$7,494	(31)%
Diluted Earnings Per Share	$0.11	$0.13	(15)%	$0.06	83%	$0.22	$0.34	(35)%

EVERSPIN TECHNOLOGIES, INC.
Supplemental Reconciliations of GAAP Results to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	December 31,				September 30,		December 31,
	2025		2024		2025		2025		2024
	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
	Profit	Margin	Profit	Margin	Profit	Margin	Profit	Margin	Profit	Margin
GAAP	$7,515	50.8%	$6,798	51.3%	$7,206	51.3%	$28,242	51.2%	$26,126	51.8%
Stock-Based Compensation, COGS	157		184		161		665		787
Non-GAAP	$7,672	51.8%	$6,982	52.7%	$7,367	52.4%	$28,907	52.4%	$26,913	53.4%

	Operating	As a %	Operating	As a %	Operating	As a %	Operating	As a %	Operating	As a %
	Expenses	of Revenue	Expenses	of Revenue	Expenses	of Revenue	Expenses	of Revenue	Expenses	of Revenue
GAAP	$8,585	58.0%	$8,355	63.1%	$8,751	62.2%	$34,750	63.0%	$33,217	65.9%
Stock-Based Compensation, R&D	(397)		(522)		(424)		(1,755)		(1,902)
Stock-Based Compensation, SG&A	(819)		(898)		$(822)		(3,356)		(4,024)
Non-GAAP	$7,369	49.8%	$6,935	52.4%	$7,505	53.4%	$29,639	53.7%	$27,291	54.1%

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (Loss)	Margin	Income (Loss)	Margin	Income (Loss)	Margin	Income (Loss)	Margin	Income (Loss)	Margin
GAAP	$(1,070)	(7.2)%	$(1,557)	(11.8)%	$(1,545)	(11.0)%	$(6,508)	(11.8)%	$(7,091)	(14.1)%
Stock-Based Compensation	1,373		1,605		1,407		5,776		6,713
Non-GAAP	$303	2.0%	$48	0.4%	$(138)	(1.0)%	$(732)	(1.3)%	$(378)	(0.7)%

	Net	Earnings	Net	Earnings	Net	Earnings	Net	Earnings	Net	Earnings
	Income (Loss)	Per Share	Income (Loss)	Per Share	Income (Loss)	Per Share	Income (Loss)	Per Share	Income (Loss)	Per Share
GAAP	$1,196	$0.05	$1,214	$0.05	$54	$0.00	$(586)	$(0.03)	$781	$0.04
Stock-Based Compensation	1,373	0.06	1,605	0.08	1,407	0.06	5,776	0.25	6,713	0.30
Non-GAAP	$2,569	$0.11	$2,819	$0.13	$1,461	$0.06	$5,190	$0.22	$7,494	$0.34